Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 333-110138, Form S-8 No. 333-108732, Form S-8 No. 333-61806, Form S-4 No. 333-34716 and Form S-3 No. 333-30390) of Seabulk International, Inc. and in the related Prospectus of our report dated February 25, 2005, with respect to the consolidated financial statements of Seabulk International, Inc. included in this Form 10-K/A for the year ended December 31, 2004.

/s/ Ernst & Young LLP
Certified Public Accountants

Fort Lauderdale, Florida
April 19, 2005